Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-57958, Registration Statement No. 333-61856, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, Registration Statement No. 333-116003 and Registration Statement No. 333-132324 on Forms S-8 and Registration Statement No. 333-88666, Amendment No. 1 to Registration Statement No. 333-88666, Registration Statement No. 333-111185, and Registration Statement No. 333-141084 on Forms S-3 of our reports dated February 15, 2008, relating to the consolidated financial statements and financial statement schedule of Union Pacific Corporation and Subsidiary Companies (the Corporation) (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Corporation’s adoption, in 2006, of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Union Pacific Corporation and Subsidiary Companies for the year ended December 31, 2007.

Omaha, Nebraska
February 26, 2008